Exhibit (d)(8)

NONDISCLOSURE AND NO-TRADING AGREEMENT

THIS NONDISCLOSURE AND NO-TRADING AGREEMENT (the “Agreement”) is entered into to facilitate discussions relating to a potential transaction (the “Transaction”) between BayCorp Holdings, Ltd., a Delaware corporation (“BayCorp”) and Sloan Group Ltd. or its affiliate (“Sloan”). In evaluating the Transaction, BayCorp and Sloan expect to make available to each other certain nonpublic information concerning their respective businesses, financial condition, operations, assets, properties, liabilities, prospects, and other confidential information. As a condition to such information being made available by BayCorp, Sloan agrees, and as a condition to such information being made available by Sloan, BayCorp agrees, that all Evaluation Material (as defined below) received from the other party or any of its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, investment bankers, and other consultants and advisors) (collectively, “Representatives”) shall be treated in accordance with this Agreement. As used in this Agreement, the term “Receiving Party” means the party receiving Evaluation Material and the term “Furnishing Party” means the party providing Evaluation Material or causing Evaluation Material to be provided.

1. Definition of “Evaluation Material”. The term “Evaluation Material” shall mean all information concerning the Furnishing Party, or its shareholders, officers or agents, or any of its subsidiaries or affiliates, whether in verbal, visual, written, electronic or other form, which is made available by the Furnishing Party or any of its Representatives to the Receiving Party or any of its Representatives (“Primary Evaluation Material”), together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations and other writings relating thereto or based thereon prepared by the Receiving Party or any of its Representatives (“Derivative Evaluation Material”). Without in any way limiting the comprehensive definition of Evaluation Material, “Evaluation Material” shall expressly include:

    a. Any trade secret, idea, process, improvement, invention, technology, innovation, development, technical data, design, formula, technique, system, process, know-how, method, product, device, pattern, nonpatented discoveries, concept, computer program, software, firmware, schematic, model, diagram, flow chart, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work-in-process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

    b. the name of any customer, employee, prospective customer or consultant, any other customer or prospective customer information, any sales plan, marketing material, plan, project or survey, business plan or opportunity, product or development plan or specification, business proposal, financial records or business records or other records or information relating to the present or proposed business of Furnishing Party or any customer.

Notwithstanding the foregoing, the term “Evaluation Material” shall not include, and the parties’ obligations herein (other than their obligations under Paragraph 6 of this Agreement) shall not extend to, information which the Receiving Party can demonstrate (a) was rightfully in the possession of the Receiving Party prior to disclosure by the Furnishing Party; (b) was or is independently developed by the Receiving Party without use of the Evaluation Material; (c) is now or hereafter becomes available to the public other than as a result of disclosure by the Receiving

Party or any of the Receiving Party’s Representatives in violation of this Agreement; or (d) becomes available to the Receiving Party or any of its Representatives on a non-confidential basis from a source other than the Furnishing Party or any of its Representatives and such source is not, to the knowledge of the Receiving Party, under any obligation to the Furnishing Party or any of its Representatives (whether contractual, legal or fiduciary) to keep such information confidential.

2. Confidentiality and Use of Evaluation Material.

    a. Confidentiality of Evaluation Material. All Evaluation Material (A) shall be used solely for the purpose of evaluating and considering the Transaction; (B) shall be kept strictly confidential by the Receiving Party; and (C) shall be provided by the Receiving Party solely to those of its Representatives to whom disclosure is reasonably deemed to be required to facilitate the Receiving Party’s evaluation or consideration of the Transaction. Additionally, Receiving Party shall not translate, reverse engineer, reverse compile, recompile, disassemble or make derivative works from any of Disclosing Party’s software. For the purpose of complying with the obligations of this Agreement, the Receiving Party shall use efforts commensurate with those that it employs for protection of corresponding sensitive information of its own, which shall in any event be no less a standard than the type of efforts that would be taken by a reasonable business for the protection of its highly confidential information. The parties agree that all Evaluation Material is and shall remain the property of the Furnishing Party. Before providing access to Evaluation Material to any Representative, the Receiving Party shall inform such Representative of the contents of this Agreement and the confidentiality of the Evaluation Material, and shall advise such Representative that, by accepting possession of or access to such information, such Representative is agreeing to be bound by this Agreement. Each party shall instruct its Representatives to observe the terms of this Agreement, and each party agrees, at its sole expense, to take reasonable measures (including providing copies of this Agreement to Representatives) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material, and shall be responsible for any breach of this Agreement by any of its Representatives.

    b. Compulsory Disclosure of Evaluation Material. If the Receiving Party is requested in any judicial or administrative proceeding or by any governmental or regulatory authority to disclose any Evaluation Material (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or otherwise), the Receiving Party shall give the Furnishing Party prompt notice of such request so that the Furnishing Party may seek an appropriate protective order, and, upon the Furnishing Party’s request and at the Furnishing Party’s expense, shall cooperate with the Furnishing Party in seeking such an order. If the Receiving Party is nonetheless compelled to disclose Evaluation Material, the Receiving Party shall disclose only that portion of the Evaluation Material which the Receiving Party is legally required to disclose and, upon the Furnishing Party’s request and at the Furnishing Party’s expense, shall use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such Evaluation Material to the extent such assurances are available. Subject to the foregoing conditions and limitations, it shall not be a violation of this Agreement for the Receiving Party to disclose Evaluation Material pursuant to an order entered in any judicial or administrative proceeding or by any governmental or regulatory authority.

    c. Other Public Disclosure. Except (A) for such public disclosure as may be necessary, in the good faith judgment of the disclosing party following consultation with outside counsel, for the disclosing party not to be in violation of any applicable law, regulation or order, or (B) with the prior written consent of the other party, neither party shall:

        i. make any disclosure (and each party shall direct its Representatives not to make any disclosure) to any person of (x) the fact that discussions, negotiations or investigations are taking or have taken place concerning a Transaction, (y) the existence or contents of this Agreement, or the fact that either party has requested or received Evaluation Material from the other party, or (z) any of the terms, conditions or other facts with respect to any proposed Transaction, including the status thereof, or

        ii. make any public statement concerning a proposed Transaction.

If either party proposes to make any disclosure in reliance on clause (i) above, the disclosing party shall, if possible, provide the Furnishing Party with the text of the proposed disclosure as far in advance of its disclosure as is practicable and shall in good faith consult with and consider the suggestions of the Furnishing Party concerning the nature and scope of the information it proposes to disclose. The term “person” as used herein shall be broadly interpreted to include the media and any individual, corporation, partnership, group or other entity, but shall not include the Securities and Exchange Commission or other federal or state authorities, or the American Stock Exchange, provided that any party that must make such disclosure shall use its reasonable best efforts to request confidential treatment.

3. No-Trading of Securities. Each party hereby acknowledges that the Evaluation Material may contain material nonpublic information concerning the Furnishing Party. Each party further acknowledges its awareness of the restrictions imposed by federal and state securities laws on persons in possession of material nonpublic information, and hereby agrees that while it is in possession of material nonpublic information with respect to the Furnishing Party, it shall not purchase or sell any securities of the Furnishing Party or communicate such information to any third party, in violation of any such laws. Nothing herein shall constitute an admission by either party that any Evaluation Material in fact contains material nonpublic information concerning the Furnishing Party.

4. Accuracy of Evaluation Material; No Representations or Warranties. Each party acknowledges and agrees (A) that no representation or warranty, express or implied, is made by either party or any of its respective Representatives as to the accuracy or completeness of the Evaluation Material, and (B) that the parties shall be entitled to rely only on those representations and warranties (if any) that may be made in a separate definitive written Transaction agreement, signed and delivered by both parties, and then only to the extent, and subject to the limitations, provided therein. Unless otherwise provided in the definitive written Transaction agreement, neither the Furnishing Party nor any of its Representatives shall have any liability to the Receiving Party or any of its Representatives on account of the use of any Evaluation Material by the Receiving Party or any of its Representatives or any inaccuracy therein or omission therefrom.

5. No Solicitation. For a period of two (2) years subsequent to the termination of discussions regarding a Transaction, neither party shall directly or indirectly solicit for hire any employee of the other party or any of its subsidiaries with whom it has first had contact or who first became known to it in connection with its consideration of a Transaction; provided, however, that the foregoing provision shall not prevent either party from (A) employing any employee who contacts such party, directly or indirectly through an intermediary, at his or her own initiative without any direct or indirect solicitation by or encouragement from such party; or (B) placing advertisements in newspapers consistent with such party’s past practices or using recruiters, provided such recruiters have not been directed, either directly or indirectly, to contact the other party’s employees.

6. Return and Destruction of Evaluation Material. Upon the request of the Furnishing Party, the Receiving Party shall promptly (and in no event later than five (5) business days after such request) (A) deliver or cause to be delivered to the Furnishing Party all copies of all Primary Evaluation Material in the possession or control of the Receiving Party or its Representatives which is in a visual or written format and erase or destroy all copies of all such Primary Evaluation Material which is stored in electronic format, and (B) destroy or cause to be destroyed all Derivative Evaluation Material in the possession or control of the Receiving Party or any of its Representatives. The Receiving Party shall certify in writing to the Furnishing Party that all Evaluation Materials required to be returned have been returned and that all Evaluation Materials required to be destroyed have been destroyed. Nothing herein shall obligate the Receiving Party to provide any Derivative Evaluation Material to the Furnishing Party. Notwithstanding the return, destruction or erasure of Evaluation Material hereunder, the Receiving Party and its Representatives shall continue to be bound by their confidentiality and other obligations hereunder.

7. Remedies. Each party agrees that the restrictions contained herein are fair and reasonable and necessary to protect the legitimate interests of the other party. Both parties agree that the other party would suffer irreparable injury if the other party or its Representatives were to violate any provision of this Agreement and that money damages would not be a sufficient remedy for any breach of any provision of this Agreement by the other party or any of its Representatives, and that in addition to all other remedies which any party hereto may have, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

8. Miscellaneous.

    a. By disclosing Evaluation Material to Receiving Party, Disclosing Party does not grant any express or implied license or other right to Receiving party in, to, or under, Disclosing Party patents, copyrights, trademarks, trade secrets or other intellectual property.

    b. This Agreement contains the sole and entire agreement between the parties with respect to the confidentiality of the Evaluation Material and the confidentiality of their discussions, negotiations and investigations concerning a Transaction.

    c. This Agreement may be amended, modified or waived only by a separate written instrument duly signed and delivered by or on behalf of both parties.

    d. The invalidity or unenforceability of any provision of this Agreement shall not impair or affect the validity or enforceability of any other provision of this Agreement unless the enforcement of such provision in such circumstances would be inequitable. If any one or more provisions of this Agreement are declared void or otherwise unenforceable, such provisions shall be declared separate from this Agreement and this Agreement shall otherwise remain in full force and effect.

    e. It is expressly understood that this Agreement is not intended to, and does not, constitute an agreement to consummate a Transaction, to conduct or continue negotiations with respect to a Transaction, or to enter into a definitive Transaction agreement, and neither party shall have any rights or obligations of any kind whatsoever with respect to such a Transaction by virtue of this Agreement or by virtue of any other written or oral expression by the parties’ respective Representatives unless and until a definitive Transaction agreement between the parties is executed and delivered by both parties, other than for the matters specifically agreed to herein. Both parties further acknowledge and agree that each party reserves the right, in its sole discretion, to provide or not to provide Evaluation Material to the Receiving Party under this Agreement, to reject any and all proposals made by the other party or any of its Representatives with regard to a Transaction, and to terminate discussions and negotiations at any time.

    f. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and the courts of the United States located in New York, New York, for the adjudication of any action, suit, or proceeding arising out of or otherwise relating to this Agreement.

    g. This Agreement may be executed in several counterparts and shall bind the parties upon receipt of facsimile transmission or mailing.

    h. This Agreement shall be nonassignable and shall bind and inure to the benefit of each of the parties hereto and the successors of either party.

    i. The individual signing this Agreement on behalf of each party represents that he has full and unqualified authority to bind the party he represents.

IN WITNESS THEREOF, this Agreement constitutes the binding agreement of the parties with respect to the matters set forth herein.

BayCorp Holdings, Ltd.		Sloan Group Ltd.

By:	/s/ Frank W. Getman Jr.	By:	/s/ Joseph C. Lewis
	Name: Frank W. Getman Jr. Title: President and CEO		Name: Joseph C. Lewis Title: Director

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